Exhibit 99.2
FOR IMMEDIATE RELEASE
July 23, 2013

HARLAND CLARKE HOLDINGS ANNOUNCES DEFINITIVE AGREEMENT TO SELL HARLAND FINANCIAL SOLUTIONS TO DAVIS + HENDERSON CORPORATION

SAN ANTONIO, TX - (July 23, 2013) - Harland Clarke Holdings Corp., a wholly owned subsidiary of MacAndrews & Forbes Holdings Inc., today announced that it has entered into a definitive agreement to sell its subsidiary, Harland Financial Solutions, to Davis + Henderson Corporation for $1.2 Billion in cash. Harland Financial Solutions accounted for approximately 15% of Harland Clarke Holdings business in 2012.

Harland Clarke Holdings will continue to be a leading provider of best-in-class integrated payment solutions, security and transactional printing, marketing services, security and identity protection solutions, retail products, business process outsourcing, as well as data management and assessment. Harland Clarke, the company's largest business segment, services approximately 12,500 financial and commercial institutions through multiple channels. Its clients range in size from major corporate brands and trade groups to micro-businesses and individual consumers, and participate in industries such as financial services, healthcare, insurance, telecommunications, and retail. The company's comprehensive suite of integrated marketing solutions includes business intelligence and analytics, management, strategic services, and award-winning creative development. Harland Clarke's payment solutions include checks, cards and related products and services, as well as high-value transactional documents printing that includes statements, compliance documents and communications. Its retail division services big box retailers, large direct selling businesses, and membership-based and affinity organizations by providing a variety of products and services, including checks and related products, cash management and fulfillment services, private label materials, and small business marketing materials.

"This transaction is a validation of the world-class customer focus and technological innovation that are hallmarks of the businesses under Harland Clarke Holdings. Harland Clarke Holdings will continue to focus on aggressively building and further diversifying our portfolio of industry-leading businesses," said Chuck Dawson, chief executive officer of Harland Clarke Holdings Corp.

The sale is subject to customary closing conditions, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, and is expected to close in the third quarter of 2013.

Credit Suisse Securities (USA) LLC is acting as financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal counsel for Harland Clarke Holdings in the transaction.

About Harland Clarke Holdings Corp.
Harland Clarke Holdings Corp. provides valued products and services to industries that include financial services, education, government, commercial, healthcare, insurance, telecommunications, utilities, and big-box retail. Reinforcing its position as a leading provider of security printing, digital and print marketing services, high-value and highly-customized transactional printing, business intelligence, security solutions, and retail products, is a customer base that ranges from major corporate brands to individual consumers. Its skills in capturing, managing and delivering data measurement and assessment information, through both print and digital channels, supports decision making and improved outcomes for organizations worldwide. The company's business process outsourcing capabilities are recognized for meeting the needs of organizations in highly complex and regulated industries. Through customer care contact centers, back office operations, staffing services, and toll collection services, client organizations are supported in their interactions with millions of customers daily. Harland Clarke Holdings Corp. is a wholly owned subsidiary of MacAndrews & Forbes Holdings Inc.

About MacAndrews & Forbes Holdings Inc.
MacAndrews & Forbes is a private diversified holding company with interests in biotechnology, check printing and check related products and services, consumer products, defense, education, entertainment, financial services, gaming and other industries.

Forward‐Looking Statements
Statements in this press release that are not historical facts are forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond Harland Clarke Holdings' control. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. In particular, the sale transaction described is subject to certain risks and uncertainties, including the ability to obtain all required regulatory approvals, as well as risks relating to any unforeseen liabilities, losses or declines in economic performance. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, which can be obtained at its website at http://www.sec.gov. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

Harland Clarke Holdings Corp.
Donna Hinkelman
Vice President, Corporate Communications
Email: donna.hinkelman@harlandclarke.com
Ofc: 210.694.1034, Cell: 210.683.5291

MacAndrews & Forbes Holdings Inc.
Christine M. Taylor
Sr. VP Corporate Communications
Email: ctaylor@mafgrp.com
Tel: 212.572.5988

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